                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in this registration statement, as amended, on Form S-3 (File No. 333-14629) of our report dated March 22, 1996 on our audits of the consolidated financial statements of Jerry's Famous Deli, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K; our report dated May 17, 1996, except as to the information presented in Note 7, for which the date is June 30, 1996, on our audit of the balance sheet and statements of operations, equity and cash flows of Solley's Inc. as of and for the year ended December 31, 1995, which report is included in the Company's Form 8-KA filed on October 4, 1996; and, our report dated August 26, 1996, except for Note 7 as to which the date is September 9, 1996, on our audit of the balance sheet and statements of operations, equity and cash flows of One Hundred Seventy-Second Collins Corp. d/b/a Rascal House as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, which report is included in the Company's Form 8-K filed on October 22, 1996. We also consent to the reference of our firm under the caption "Experts."




                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             COOPERS & LYBRAND L.L.P
Los Angeles, California

November 22, 1996




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